EXHIBIT 99.1

GENESCO REPORTS COMPARABLE SALES

--Fourth Quarter-to-Date Comparable Sales Increased 9% Year-Over-Year

--Company Now Expects Increased Fiscal 2026 Adjusted EPS to be at Least $1.301--

--Participating in 2026 ICR Conference, January 12, 2026--

NASHVILLE, Tenn., Jan. 12, 2026 – Genesco Inc. (NYSE: GCO) announced today that comparable sales, including both stores and direct sales, increased 9% for the quarter-to-date period ended December 27, 2025. Same store sales increased 10% and comparable sales for the Company’s e-commerce businesses increased 9% for that period. Comparable sales changes for each retail business for the period were as follows:

Quarter-to-Date (8 weeks ended December 27, 2025)

Comparable Sales vs. FY25
Journeys Group	12%
Schuh Group	6%
Johnston & Murphy Group	1%
Total Comparable Sales	9%
Same Store Sales	10%
Comparable E-commerce Sales	9%

“We were very pleased with our holiday performance as compelling assortments and exceptional execution by our teams drove strong conversion and full price selling at Journeys throughout December. Journeys delivered a double-digit comparable increase as sales ramped up in December on top of a double-digit increase last year, reflecting our ability to execute during peak demand periods. Schuh’s top-line results were also above expectations, but sales were fueled by increased discounting as the U.K. footwear market remains highly promotional, and we worked toward cleaner inventories to end the year,” said Mimi Vaughn, Genesco’s Board Chair, President and Chief Executive Officer. “Based on our strong holiday performance, partially offset by additional margin pressure at Schuh over the remainder of the fourth quarter, we now expect full year adjusted earnings to be at least $1.30 per share, a meaningful improvement versus our most recent outlook. With consumer demand increasingly volatile and concentrated around key shopping moments, our focus is on disciplined execution and cost controls as we finish the year. We will provide a comprehensive update on the business, including our outlook for next year, when we report fourth quarter and full-year results.”

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1A reconciliation of the adjusted financial measures cited in the guidance to their corresponding measures as reported pursuant to GAAP is included in Schedule B to this press release.

Genesco to Present at the 2026 ICR Conference

As previously announced, Genesco management will present at the 2026 ICR Conference on Monday, January 12, 2026, at 9:30 a.m. (Eastern Time). The audio portion of the presentation will be webcast live and may be accessed through the Company's internet website, http://www.genesco.com. To listen, please go to the website at least 15 minutes early to register, download and install any necessary software.

Safe Harbor Statement

This release contains forward-looking statements, including those regarding future sales, earnings, operating income, gross margins, expenses, capital expenditures, depreciation and amortization, tax rates, store openings and closures, cost reductions, and all other statements not addressing solely historical facts or present conditions. Forward-looking statements are usually identified by or are associated with such words as “intend,” “expect,” “feel,” “should,” “believe,” “anticipate,” “optimistic,” “confident” and similar terminology. Actual results could vary materially from the expectations reflected in these statements. A number of factors could cause differences. These include adjustments to projections reflected in forward-looking statements, including those resulting from weakness in store, e-commerce and shopping mall traffic, the imposition of tariffs (including the timing and amount thereof) on products imported by the Company or its vendors as well as the ability and costs to move production of products in response to tariffs; our ability to pass on price increases to our customers; restrictions on operations imposed by government entities and/or landlords, changes in public safety and health requirements, and limitations on the Company’s ability to adequately staff and operate stores. Differences from expectations could also result from store closures and effects on the business as a result of the level of consumer spending on our merchandise and interest in our brands and in general; the level and timing of promotional activity necessary to maintain inventories at appropriate levels; the Company’s ability to obtain from suppliers products that are in-demand on a timely basis and effectively manage disruptions in product supply or distribution, including disruptions as a result of pandemics or geopolitical events, including shipping disruptions near crucial trade routes; unfavorable trends in fuel costs, foreign exchange rates, foreign labor and material costs, and other factors affecting the cost of products; civil disturbances; our ability to renew our license agreements; impacts of the Russia-Ukraine war, the conflict in Israel and the surrounding areas; and other sources of market weakness in the locations in which we operate; the effectiveness of the Company's omnichannel initiatives; costs associated with changes in minimum wage and overtime requirements; wage pressures; labor shortages; the effects of inflation; weakness in the consumer economy and retail industry; competition and fashion trends in the Company's markets; risks related to the potential for terrorist events; risks related to public health and safety events; changes in buying patterns by significant wholesale customers; retained liabilities associated with divestitures of businesses including potential liabilities under leases as the prior tenant or as a guarantor of certain leases; and changes in the timing of holidays or in the onset of seasonal weather affecting period-to-period sales comparisons. Additional factors that could cause differences from expectations include the ability to secure allocations to refine product assortments to address consumer demand; the ability to renew leases in existing stores and control or lower occupancy costs, to open or close stores in the number and on the planned schedule, and to conduct required remodeling or refurbishment on schedule and at expected expense levels; the Company’s ability to realize anticipated cost savings, including rent savings; the amount and timing of share repurchases; our ability to make our occupancy costs more variable; the Company’s ability to achieve expected digital gains and gain market share; deterioration in the performance of individual businesses or of the Company's market value relative to its book value, resulting in impairments of fixed assets, operating lease right of use assets or intangible assets or other adverse financial consequences and the timing and amount of such impairments or other consequences; unexpected changes to the market for the Company's shares or for the retail sector in general; costs and reputational harm as a result of disruptions in the Company’s business or information technology systems either by security breaches and incidents or by potential problems associated with the implementation of new or upgraded systems; changes in tax laws and tax rates and the Company’s ability to realize any anticipated tax benefits in both the amount and timeframe anticipated; and the cost and outcome of litigation, investigations, environmental matters and other disputes involving the Company. Additional factors are cited in the "Risk Factors," "Legal Proceedings" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of, and elsewhere in, the Company’s SEC filings, copies of which may be obtained from the SEC website, www.sec.gov, or by contacting the investor relations department of Genesco via the Company’s website, www.genesco.com. Many of the factors that will determine the outcome of the subject matter of this release are beyond Genesco's ability to control or predict. Genesco undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Forward-looking statements reflect the expectations of the Company at the time they are made. The Company disclaims any obligation to update such statements.

About Genesco Inc.

Genesco Inc. (NYSE: GCO) is a footwear focused company with distinctively positioned retail and lifestyle brands and proven omnichannel capabilities offering customers the footwear they desire in engaging shopping environments, including more than 1,240 retail stores and branded e-commerce websites. Its Journeys, Little Burgundy and Schuh brands serve teens, kids and young adults with on-trend fashion footwear inspired by youth culture in the U.S., Canada and the U.K. Johnston & Murphy serves the successful, affluent men and women with premium footwear, apparel and accessories in the U.S. and Canada, and Genesco Brands Group sells branded lifestyle footwear to leading retailers under licensed brands including Wrangler, Dockers and Starter. Founded in 1924, Genesco is based in Nashville, Tennessee. For more information on Genesco and its operating divisions, please visit www.genesco.com.

Genesco Financial Contacts
Sandra Harris, SVP Finance, Chief Financial Officer
(615) 367-7578 / SHarris2@genesco.com

Genesco Media Contact
Claire S. McCall, Director, Corporate Relations
(615) 367-8283 / cmccall@genesco.com

Schedule B

Genesco Inc.

Adjustments to Forecasted Earnings from Continuing Operations

Fiscal Year Ending January 31, 2026

In millions (except per share amounts)	Guidance Fiscal 2026
	Net of Tax	Per Share
Forecasted earnings from continuing operations	$7.3	$0.68

Asset impairments and other adjustments:
Asset impairments and other matters	6.5	0.62
Total asset impairments and other adjustments (1)	6.5	0.62
Adjusted forecasted earnings from continuing operations (2)	$13.8	$1.30

(1)
All adjustments are net of tax where applicable. The forecasted tax rate for Fiscal 2026 is approximately 34%.

(2)
EPS reflects 10.6 million share count for Fiscal 2026 which includes common stock equivalents.

This reconciliation reflects estimates and current expectations of future results. Actual results may vary materially from these expectations and estimates, for reasons including those included in the discussion of forward-looking statements elsewhere in this release. The Company disclaims any obligation to update such expectations and estimates.